Exhibit 23.4
23 Lystanwold Drive	Tel: (011) 268-4030
Saxonwold	Fax: (011) 268-4031
2196	email: malcolm.ball@pbinc.co.za
PO Box 411761
Craighall
2024
Your Ref:
Our Ref: Malcolm Ball/cgh

Serge Belament	31 March 2004
Chairman of the Board Net1 UEPS Technologies, Inc. Suite 325 - 744 West Hastings Street Vancouver British Columbia Canada V6C 1A5

Dear Sir

OPINION

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Exchange Controls" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Yours faithfully,

/signed/
PAUL BOTHA INC.

PAUL BOTHA INCORPORATED
Attorneys - Notary
Directors: Paul Botha, Malcolm Ball
Registration No: 1998/002350/21